Exhibit 16.1

November 11, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Ecology and Environment, Inc.'s Form 8-K dated November 11, 2015 and have the following comments:

1.	We agree with the statements concerning our firm made in the first three paragraphs of the aforementioned Form 8-K.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Schneider Downs & Co, Inc.

Pittsburgh, Pennsylvania